UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to §240.14a-12

FORCE PROTECTION, INC.
(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and 0-11.
1)      Title of each class of securities to which transaction applies:
2)      Aggregate number of securities to which transaction applies:
            Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
            (set forth the amount on which the filing fee is calculated and state how it was determined):
4)      Proposed maximum aggregate value of transaction:
5)      Total fee paid:

[   ]     Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)      Amount Previously Paid:
2)      Form, Schedule or Registration Statement No.:
3)      Filing Party:
4)      Date Filed:

FORCE PROTECTON INC
9801 Highway 78, Bldg. #2
Ladson, SC 29456
(843) 740-7015

NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 30, 2004

November 19, 2004

Dear Fellow Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Force Protection, Inc., a Colorado corporation ("Company"), will be held on Thursday, December 30, 2004 at the executive offices of Force Protection, Inc. located at 9801 Highway 78, Building #2, Ladson, South Carolina 29456 at 10 a.m. for the following purposes:

1.     To Elect R. Scott Ervin, Frank Kavanaugh, and Gale Aguilar As Directors Of The Company Until Their Respective Successors Shall Be Elected And Qualified:

2.     To Approve the Company’s Reincorporation From Colorado To Nevada;

3.     To Approve Changing The Stated Value Of The Company Common And Preferred Stock From "No Par Value" To "Par Value Of $0.001 Per Share";

4.     To Authorize A Reverse Stock Split Of the Company’s Common Stock In The Range Of 2:1 To 12:1, As Determined In The Sole Discretion Of Our Board Of Directors, but such authority to be granted only if Item No. 2 above - the proposal to reincorporate the company in Nevada - is approved by the stockholders; and

5.     To Consider Other Matters That Properly May Come Before The Meeting Or Any Adjournment Thereof.

Shareholders of record as the close of business on October 15, 2004, are entitled to vote at the meeting or any postponement or adjournment thereof. All stockholders are cordially invited to attend the meeting.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND RETURN THE ENCLOSED PROXY USING THE ENVELOPE PROVIDED.

By order of the Board of Directors
November 19, 2004

/s/[Scott Ervin]
R. Scott Ervin
Corporate Secretary

- Page 2 -

FORCE PROTECTION, INC.
9801 Highway 78, Bldg. #2
Ladson, SC 29456
(843) 740-7015

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 30, 2004

PROXY SOLICITATION INFORMATION

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Force Protection, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, December 30, 2004, at 10:00 a.m., local time, at our Corporate Offices located at 9801 Highway 78, Building #2, Ladson, South Carolina 29456 and at any adjournments thereof (the "Meeting").

COST OF SOLICITATION

The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their expenses in forwarding proxy material to such beneficial owners. In addition to solicitation by mail, our officers, directors and employees, who will receive no extra compensation for their services, may solicit proxies personally or by telephone or facsimile.

MAILING OF PROXY STATEMENT, PROXY AND FORM 10-KSB ANNUAL REPORT

This Proxy Statement and the accompanying Proxy will be mailed on or about November 23, 2004, to all stockholders entitled to notice of and to vote at the Meeting.

We will provide without charge, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2003 and related financial statements and financial statement schedules to each stockholder entitled to vote at the meeting, who requests a copy of such in writing or by phone. Requests should be sent to: Force Protection, Inc., at 9801 Highway 78, Building #2, Ladson, South Carolina 29456. Our telephone number is (843) 740-7015.

QUORUM, VOTES REQUIRED AND TABULATION OF VOTES

STOCKHOLDERS ENTITLED TO VOTE

The close of business on October 15, 2004 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on October 15, 2004, there were 212,728,510 shares of Common Stock outstanding and entitled to vote and 18.5 shares of Series B Convertible Preferred Stock outstanding and entitled to vote. As of October 15, 2004, we did not have any shares of Series C Convertible Preferred Stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. Each share of Series B Convertible Preferred Stock is entitled to 6,753,286 votes. With respect to all matters that will come before the Meeting, each stockholder may vote shares registered in his or her name on the record date.

QUORUM

We must have the presence, in person or by proxy, of the holders of one-third of the shares of each voting group entitled to vote to hold the Meeting. This is referred to as a quorum. Proxies received that withhold authority to vote for a nominee for election as a director and those that are marked as abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

- Page 3 -

VOTES REQUIRED FOR ELECTION OF DIRECTORS

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. This means that the three nominees receiving the highest number of "For" votes will be elected as directors. A properly executed proxy marked "Withhold" or "For All Except" with respect to the election of one or more nominees will not be counted as a vote "cast" or have any effect on the election of such nominee or nominees.

VOTE REQUIRED FOR ALL OTHER PROPOSALS

The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Meeting is required to:

  to approve our reincorporation from Colorado to Nevada;
  to approve the change to the stated Par Value of our Stock; and
  to amend the Articles of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock in the range of 2:1 to 12:1.

A properly executed proxy marked "Abstain" with respect to the above proposals will be treated as shares present or represented and entitled to vote on such proposal and will have the same effect as a vote against the proposal.

RETURNED PROXY CARDS THAT DO NOT PROVIDE VOTING INSTRUCTIONS

Proxies that are signed and returned will be voted in the manner instructed by the stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted "For All Nominees" with respect to the election of all nominees for director named in this Proxy Statement and "For" the items set forth in Proposals 2, 3 and 4.

BROKER NON-VOTES

If you hold your shares of common stock in "street name," that is, through a broker, bank or other representative, you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain "routine" matters, including the election of directors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such "broker non-votes" with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, "broker non-votes" will have no effect on the outcome of the vote for Proposals 2, 3 and 4.

CHANGING YOUR VOTE

You may revoke your proxy or change your vote at any time before the proxy is voted at the Meeting. In order to do this, you must:

  send us written notice, stating your desire to revoke your proxy;
  send us a signed proxy that bears a later date than the one you intend to revoke; or
  attend the Meeting and vote in person. In this case, you must notify the Inspector of Elections that you intend to vote in person.

A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

- Page 4 -

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of October 15, 2004 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2003 fiscal year and (iv) all of our directors and current executive officers as a group:

Beneficial Ownership Table

Name and Address of	Number of Shares	Percentage
Beneficial Owner (1)	Beneficially Owned	Ownership (2)

R. Scott Ervin (3)	4,891,643	1.45%
Frank Kavanaugh (4)	51,429,645	15.23%
Gale Aguilar	0	0
Michael Watts (5)	51,087,708	15.13%
Tom Thebes (6)	5,876,643	1.74%
Garth Barrett (7)	9,003,286	2.67%
All Beneficial Owners	122,288,925	36.22%

Footnotes to Beneficial Ownership Table:

(1)     The address of all beneficial owners is c/o Force Protection, Inc., 9801 Highway 78, Building #2, Ladson, South Carolina 29456

(2)     As of October 15, 2004 there were 212,728,510 shares of Common Stock outstanding and 18.5 shares of Series B preferred stock outstanding. As of October 15, 2004 each Series B shares can convert to 6,753,286 shares of Common stock. As a result a maximum of 337,664,302 votes may be cast at the meeting.

(3)     As of October 15, 2004, R. Scott Ervin owned 1,515,000 shares of common stock and 0.5 share of Series B Convertible Preferred Stock, which can convert into 3,376,643 shares of common stock.

(4)     As of October 15, 2004, Frank Kavanaugh directly owned 500,000 shares of common stock. In addition, Mr. Kavanaugh as the principal of Ashford Capital, LLC beneficially owns 280,000 shares of common stock and 7.5 shares of Series B Convertible Preferred Stock that can convert into 50,649,645 shares of common stock. The business address of Ashford Capital, LLC is 3419 Via Lido, #470, Newport Beach, CA 92663.

(5)     As of October 15, 2004, Michael Watts owned 1,814,706 shares of common stock and 7 shares of Series B Convertible Preferred Stock that can convert into 47,273,002 common shares. Additionally, Mr. Watts has an option to purchase 2,000,000 common shares at $0.07.

(6)     As of October 15, 2004, Thomas Thebes owned 1,500,000 shares of common stock and 0.5 share of Series B Convertible Preferred Stock that can convert into 3,376,643 shares of common stock. Additionally, Mr. Thebes has an option to purchase 1,000,000 shares of common stock at $0.07.

(7)As of October 15, 2004, Garth Barrett owned 2,250,000 shares of common stock and 1 share of Series B Convertible Preferred Stock that can convert into 6,753,286 shares of common stock.

- Page 5 -

(PROPOSAL ONE)
PROPOSAL TO ELECT DIRECTORS TO THE BOARD OF DIRECTORS

Our Directors are elected annually. At each Annual Meeting of Stockholders, our directors are elected for a term set in accordance with our By-Laws, or until the directors’ successors are duly elected and qualified. The Directors elected at this Meeting will be elected to serve as set forth in the By-Laws. The Board of Directors has designated as director nominees R. Scott Ervin, Frank Kavanaugh, and Gale Aguilar. Each of the nominees is currently a Director of the Company.

The persons named in the proxy will vote to elect R. Scott Ervin, Frank Kavanaugh, and Gale Aguilar as Directors, unless authority to vote for the election is withheld or the proxy is marked with the names of Directors as to whom authority to vote is withheld. In the event that any nominee shall become unable or unwilling to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information about our directors and executive officers.

Name	Age	Position
Gale Aguilar	72	Director, Interim Chief Executive Officer
Frank Kavanaugh	44	Director, Vice President of Business Development
R. Scott Ervin	49	Director, General Counsel
Tom Thebes	48	Chief Financial Officer
Garth Barrett	60	Chief Technology Officer

BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Gale Aguilar, Director, Interim Chief Executive Officer

Mr. Aguilar has served as our director since October of 2003 and was appointed our Interim Chief Executive Officer in October 2004. Currently he is the President and a member of the Board of Directors at MITEM Corporation which he joined in 1995. His experience includes SF2 Corp, Stardent Corporation, and Prime Computer as V.P. of Marketing Senior, and VP of Corp. Strategy and Corp. Development. In addition, he worked at IBM for 27 years in several positions including: Director of Marketing and Service, General Products Division, and IBM Director of Product Marketing, and Director of Systems Strategy. His experience includes active duty in the Army 1951-53. He participates on several corporate and charitable boards.

Frank Kavanaugh, Director, Vice President of Business Development

Mr. Kavanaugh joined us in May of 2002 in our fire/rescue business, and in January of 2003 became responsible for our strategic and investment relationships. In October 2003 he was appointed to the board of directors. Over the last eight years, as a principal in Ashford Capital, LLC and its predecessor, he has served in an interim capacity in several executive positions including operational management roles at NewGen Systems, and several portfolio companies. He co-founded and served as President of QuickStart Technologies and held positions at Microsoft and Hewlett Packard. His education includes: a B.S. degree in Information and Computer Science, from University of California, Irvine and an MBA from Pepperdine University. He also serves on several community boards including the Child Guidance Center of Orange County, and the board of advisors at Chapman University’s Leatherby Center.

- Page 6 -

R. Scott Ervin, Director, General Counsel

Mr. Ervin joined us initially as a director from June through October 2001. He rejoined the board in February 2002, and has remained on the Board since that time. Additionally, Mr. Ervin was employed as our General Counsel in August 2004. Mr. Ervin is a corporate lawyer with more than 20 years experience. He is licensed to practice law in New York and Texas, and is admitted to practice before the Second Circuit Court of Appeals and the United States Supreme Court. He received his bachelor’s degree from University of California at Santa Cruz (1978 cum laude) and his law degree from Boston College Law School (1984 cum laude). Mr. Ervin has practiced law in New York with the firm of Burlingham, Underwood and in Saudi Arabia with the Law Office Dr. Abdelrahman Abbar. While in Saudi Arabia, Mr. Ervin was the President of the local affiliate of the United States Chamber of Commerce as well as the Vice-Chairman and Treasurer of the American Business Council of the Gulf Countries. He also served on the Board of Governors of the Continental School of Jeddah. Since 1999, Mr. Ervin has been in private practice in Austin Texas. He is a founder and director of Interlex, Inc. a Texas corporation, a director of Behavioral Sciences Foundation, a non-profit, scientific research institute, and the trustee for a number of private trusts

Tom Thebes, Chief Financial Officer

Mr. Thebes joined us in November of 2003 as Chief Financial Officer. Prior to joining us and from November 2003, Mr. Thebes served as the Program Manager for Flextronics. From 2001 through 2003, Mr. Thebes was a Financial Consultant for ID Technologies and GlaxoSmithKline. From 1999 to 2001, Mr. Thebes was the Controller, Manufacturing and International Operation for Insilco Technologies. Mr. Thebes has over 22 years of operational management and strategic business analysis experience in both the federal sector and private industry. He has spent over 12 years conducting Activity Based Management studies, business process reengineering, benchmarking and strategic planning for Fortune 100 and Fortune 1000 companies. Mr. Thebes holds an undergraduate degree from Miami University and a MBA from the University of Toledo.

Garth Barrett, Founder, Chief Technical Officer

Mr. Barrett founded Technical Solutions Group, Inc. in 1997 in San Diego, California and moved the business to Charleston, South Carolina in 1999. Mr. Barrett is a military Staff College graduate and retired Special Air Service Colonel with extensive special warfare experience in numerous combat operations. Mr. Barrett brings more than 35 years of experience in explosives, mine and ballistic technology protection. In addition to his counter-terrorism expertise, Mr. Barrett is a recognized authority worldwide in the fields of explosives, intelligence, and security. Mr. Barrett has been the President of four companies, three of which he founded. He invented and patented a bomb inhibition system, called The Barrett Bag. Mr. Barrett conducted and managed a number of international Humanitarian Demining operations and provided consulting services to a variety of international organizations and governments on a political level

RELATED PARTY TRANSACTIONS

Pursuant to a loan agreement dated October 1, 2003, Interlex, Inc (dba "TexBuild"), a company owned by our Director Scott Ervin loaned us $50,000. The loan was repaid in January 2004 and we issued one share of Series C Preferred Stock to Mr. Ervin as interest according to the terms of the Loan Agreement.

In 2003, Michael Watts, our Chief Executive Officer at that time, loaned us $50,000. We repaid the note during 2004 with no interest.

On October 15, 2003, Mr. Watts exchanged all his shares of TSG International, Inc. stock for 50 of our shares of Series C Preferred Stock, subsequently those shares in combination with other Series C shares held by Mr. Watts were exchanged for 7 shares of Series B preferred. As a result, we hold 100% of TSG International, Inc.

- Page 7 -

COMMITTEES OF THE BOARD OF DIRECTORS

We do not have a standing audit committee, compensation committee or nomination committee. Currently, the full board performs the functions normally delegated to such committees. The board believes at this time it is in the best interests of the Company and its shareholders for each member of the board to participate in all functions of the board as long as no conflicts are present. However, if the board expands beyond three members in the future, the board will consider creating committees and delegating appropriate board functions to those committees at that time.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2003, the board held a total of 8 meetings. None of our directors attended less than 75% of the meetings.

The following board members attended our 2003 Annual Meeting:

       Mr. Ervin

PROCEDURE FOR NOMINATING DIRECTORS

The board does not have a written policy or charter regarding how director candidates are evaluated or nominated for the board. Additionally, the board has not created particular qualifications or minimum standards that candidates for the board must meet. Instead, the board considers how a candidate could contribute to the company’s business and meet the needs of the company and the board.

The board will consider candidates for director recommended by our shareholders. Candidates recommended by shareholders are evaluated with the same methodology as candidates recommended by management or members of the board. To refer a candidate for director, please send a resume or detailed description of the candidate’s background and experience with a letter describing the candidate’s interest in the company to Force Protection, Inc., 9801 Highway 78, Bldg. #2, Ladson, SC 29456, attn: R. Scott Ervin. All candidate referrals are reviewed by at least one current board member.

CONTACT WITH THE BOARD OF DIRECTORS

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Financial Officer, Tom Thebes at Force Protection, Inc., 9801 Highway 78, Bldg. #2, Ladson, SC 29456. While we appreciate all comments and questions from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about our company at the same time.

Mr. Thebes collects and evaluates all shareholder communications. If the communication is directed to the board of directors generally or to a specific board member, Mr. Thebes will disseminate the communication to the appropriate party at the next scheduled board meeting unless the communication requires a more urgent response. In that case, Mr. Thebes will direct the communication to the appropriate party prior to the next scheduled board meeting. If the communication is addressed to an executive officer, Mr. Thebes will direct that communication to the executive officer. All communications addressed to our directors and executive officers are reviewed by those parties unless the communication is clearly frivolous.

- Page 8 -

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of any class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of any class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) during fiscal 2003, and certain written representations from executive officers and directors, we are aware that the following required reports were not timely filed: Garth Barrett filed a Form 3 approximately 300 days late.

We are not aware of any other such required reports that have not been timely filed.

EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid to our Chief Executive Officer and other highly compensated employees during the last three fiscal years. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
						Restricted
Name and				Other	Annual	Stock	Securities	LTIP	All other
Position	Year	Salary	Bonus	Compensation	Awards	/Options	Underlying	Payouts	Compensation
		($)	($)	($)	($)	SARs ($)	(#)	($)	($)

Madhava Rao
Mankal	2001	64,000	0	0	0	0	0	0	0
CEO/ President	2002	65,000	0	0	0	500,000	0	0	0
Director	2003	64,800	0	0	0	1,000,000	0	0	0
Michael
Watts	2001	0	0	0	0	0	0	0	0
CEO/ President	2002	4,500	0	0	0	2,250,000	0	0	77,000 (1)
Director	2003	180,500	0	0	0	2,000,000	0	0	0
Garth
Barrett	2001	0	0	0	0	0	0	0	0
TSG President	2002	60,000	0	0	0	0	0	0	0
	2003	120,000	0	120,000(2)	0	2,250,000	0	0	0
Frank
Kavanaugh	2001	0	0	0	0	0	0	0	0
Business Dev.	2002	60,000	0	0	0	500,000	0	0	32,000 (1)
Director	2003	146,923	0	0	0	750,000	0	0	0

(1) Consists of relocation reimbursement.
(2) Consists of 10 Series C Shares

- Page 9 -

EMPLOYMENT AGREEMENTS WITH KEY PERSONS

We use counter-signed offer letters as the basis for our employment agreements with our employees. Under South Carolina law, such agreements are terminable at will and upon notice, with or without cause, and without payment of termination compensation.

Under an agreement dated June 20, 2002 and effective on July 1, 2002, we agreed to issue our Chief Executive Officer at that time, Michael Watts, 2,250,000 restricted shares of common stock delivered no later than one year from the date of the agreement. In addition, we agreed to issue a warrant for 2,000,000 restricted shares of common stock, exercisable at $0.07 per share, vesting on the first and second anniversary dates of the agreement. Finally, we agreed to issue a warrant to purchase ten shares of Series C Convertible Preferred stock or its equivalent. The board of directors modified the agreement, effective July 1, 2002, to issue 2,000,000 restricted shares of common stock, plus a warrant for 1,000,000 restricted shares of common stock at $0.07 a share vesting on June 20, 2003, plus a warrant for 1,000,000 restricted shares of common stock vesting on June 20, 2004. In June 2004 the Board approved a new salary for Mr. Watts in the amount of $216,000, and deleted his living allowance. The Board also agreed to grant him 20 Series C Preferred shares as a one time compensation item in recognition of his services to the Company prior to the date of such award. Upon Mr. Watts Resignation as the Chief Executive Officer and as a member of the Board of Directors, his employment with the Company terminated and we no longer pay him any compensation as an employee.

On November 8, 2004 the Board of Directors ratified the appointment of Gale Aguilar as the Interim CEO, and approved compensation for him on the basis of an annual salary of $180,000, plus a grant of 250,000 common shares.  In addition, Mr. Aguilar is eligible for a grant of two Series C Preferred shares, to vest as follows; one Series C share to vest on January 1, 2005 and one Series C share to vest on June 30, 2005, and a grant of an additional 250,00 common shares to vest on January 1, 2005.

On April 1, 2003, we entered into an employment agreement with Frank Kavanaugh for a salary of $180,000 per annum and a grant of 500,000 restricted shares of our common stock. Also, during June 2003, we granted 750,000 restricted shares of common stock that were committed in June of 2002, for consulting services as interim general manager during the second and third quarters of 2002.

In the first quarter of 2004, we entered into an employment agreement with Thomas Thebes to act as our Chief Financial Officer. Currently his annual salary of $115,000, he was also granted stock warrants for 1,000,000 shares of our common stock, and in August the Board granted him a one time share offering of 1,500,000 common shares and 4 shares of Series C convertible preferred stock.

In 2002 we entered into an employment agreement with Mr. Barrett to act as President of our subsidiary, Technical Solutions Group for an annual salary of $60,000. In October 2003 we increased the annual salary to $120,000 and granted Mr. Barrett a one time grant of ten (10) shares of Series C Preferred stock. In July of 2004 the Board of Directors agreed to increase Mr. Barrett’s salary to $144,000 per year.

DIRECTOR COMPENSATION

The Board of Directors each year determines what compensation will be paid to each Director. In accordance with such determination, during 2003, we reimbursed Directors for out-of-pocket expenses incurred in connection with Board meetings during the year, and issued each non-employee Director 250,000 shares of restricted common stock as Director’s Compensation.

- Page 10 -

RECOMMENDATION

The affirmative vote of a plurality of the votes represented in person or by proxy at the Meeting is required for the election of the proposed nominees to the Board of Directors. The Board of Directors recommends a vote for the election of R. SCOTT ERVIN, FRANK KAVANAUGH, and GALE AGUILAR as Directors, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

(PROPOSAL TWO)
PROPOSAL TO APPROVE REINCORPORATION FROM COLORADO TO NEVADA

We propose to reincorporate from the State of Colorado to the State of Nevada. The reincorporation will be effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") in the form set forth in Attachment A hereto, to be entered into by and between us and a new Nevada corporation to be named "Force Protection, Inc. ("Force Protection Nevada"). If the proposed reincorporation is approved by our Stockholders, we will cause Force Protection Nevada to be incorporated pursuant to the form of Articles of Incorporation set forth in Attachment B hereto, and will cause the Merger Agreement to be approved and signed by the parties. The Company will also cause Force Protection Nevada to adopt By-laws in substantially the form as set forth in Attachment C. The Articles of Incorporation and the By-Laws for Force Protection Nevada have been drafted to substantially reflect the existing Articles of Incorporation and By-Laws of the Company. On November 5, 2004, the Board of Directors of the Company unanimously approved this proposal and approved the form of the Merger Agreement, the form of Articles of Incorporation, and the form of By-Laws.

NO CHANGE IN BUSINESS, JOBS, PHYSICAL LOCATION, ETC.

The reincorporation merger will effect a change in our legal domicile, however, the reincorporation merger will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the reincorporation merger, which are immaterial). Our management, including all directors and officers, will remain the same in connection with the reincorporation merger and will assume identical positions with Force Protection Nevada. There will be no substantive change in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the reincorporation. Upon the effective time of the reincorporation merger, your shares of common stock will be converted into an equivalent number of shares of common stock of Force Protection Nevada and such shares will continue to trade on the Over the Counter Bulletin Board under the its stock symbol.

REASONS FOR THE REINCORPORATION

Nevada is a nationally-recognized leader in adopting and implementing comprehensive and flexible corporate laws. The General Corporation Law of the State of Nevada is frequently revised and updated to accommodate changing legal and business needs. With our growth, we think it will be beneficial to us and our shareholders to obtain the benefits of Nevada corporate law.

Nevada courts have developed considerable expertise in dealing with corporate legal issues and produced a substantial body of case law construing Nevada corporate laws, with multiple cases concerning areas that no Colorado court has considered. Because our judicial system is based largely on legal precedents, the abundance of Nevada case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages by allowing our board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

Reincorporation from Colorado to Nevada also may make it easier to attract future candidates willing to serve on our board of directors, because many of such candidates already will be familiar with Nevada corporate law, including provisions relating to director indemnification, from their past business experience.

- Page 11 -

COMPARISON OF SHAREHOLDER RIGHTS BEFORE AND AFTER THE REINCORPORATON

We have drafted our Bylaws and Articles of Incorporation so that the impact on shareholder rights will be minimal. Other than the proposals presented in this proxy, there will be no material changes in shareholder rights. As a result, the rights and obligations of the common and preferred shares, voting rights, votes required for the election of directors and other matters, removal of directors, indemnification provisions, procedures for amending our Articles of Incorporation and By-laws, procedures for the removal of directors, dividend and liquidation rights, examination of books and records and procedures for setting a record date will not change in any material way, except that a provision has been added to the By-Laws for the division of the Directors into three classes. If the proposal is adopted by the Stockholders, we will undertake to prepare and cause to be filed such documents as may be necessary to ensure that to the greatest extent possible the existing Articles of Incorporation, Articles of Amendment, Certificates of Designation of Preferred Shares and other statutory documents currently on file with the Colorado Secretary of State will be duplicated and filed with the Nevada Secretary of State.

"FORCE PROTECTION NEVADA"

Force Protection Nevada will be incorporated under the name "Force Protection, Inc" exclusively for the purpose of merging with us. Prior to the reincorporation merger, Force Protection Nevada will have no material assets or liabilities and will not have carried on any business. Upon completion of the reincorporation merger, the rights of the stockholders of Force Protection Nevada will be governed by Nevada corporate law and the Articles of Incorporation and the By-laws of Force Protection Nevada. The Nevada Articles of Incorporation and the Nevada By-laws are attached to this proxy statement as Attachments B and C, respectively.

THE MERGER AGREEMENT

The merger agreement provides that we will merge with and into Force Protection Nevada, with Force Protection Nevada being the surviving corporation. Pursuant to the merger agreement, Force Protection Nevada will assume all of our assets and liabilities, including obligations under our outstanding indebtedness and contracts. Our existing board of directors and officers will become the board of directors and officers of Force Protection Nevada for identical terms of office. Our subsidiaries will become subsidiaries of Force Protection Nevada.

At the effective time of the reincorporation merger, each outstanding share of Force Protection Colorado common stock, automatically will be converted into one share of common stock of Force Protection Nevada. If the proposal for Reincorporation is approved by our Stockholders, the Company may cause the existing stock certificates to be exchanged for new stock certificates of Force Protection Nevada. If so, our Stock Transfer Agent will handle the exchange process. Approval of the reincorporation proposal (which constitutes approval of the merger agreement, and approval of the form of Articles of Incorporation and By-Laws for Force Protection Nevada) requires the affirmative vote of the holders of a majority of our common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF REINCORPORATION

We intend the reincorporation to be a tax-free reorganization under the Internal Revenue Code (the "Code"). Assuming the reincorporation qualifies as a reorganization, the holders of our common stock will not recognize any gain or loss under the Federal tax laws as a result of the occurrence of the reincorporation, and neither will Force Protection, Inc. Each holder will have the same basis in our common stock received as a result of the reincorporation as that holder has in the corresponding Force Protection, Inc. common stock held at the time the reincorporation occurs.

We have discussed solely U.S. federal income tax consequences and have done so only for general information. We did not address all of the federal income tax consequences that may be relevant to particular shareholders based upon individual circumstances or to shareholders who are subject to special rules (e.g., financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise). We did not address the tax consequences under state, local or foreign laws.

We based our discussion on the Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. We have neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of reincorporation. Future legislation, regulations, administrative rulings or court decisions may alter the consequences we discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

- Page 12 -

EFFECTIVE TIME

If approved by the requisite vote of the holders of shares of our common stock, it is anticipated that the reincorporation merger, and consequently the reincorporation, will become effective as soon as practicable after the Annual Meeting.

EFFECT OF NOT OBTAINING THE REQUIRED VOTE FOR APPROVAL

If the reincorporation proposal fails to obtain the requisite vote for approval, the reincorporation merger will not be consummated and we will continue to be incorporated in Colorado.

DISSENTERS’ RIGHTS

Shareholders who do not vote in favor of the Reincorporation Proposal and who follow certain other procedures summarized below have the right to dissent from, and obtain payment for, their shares in the event we consummate the reincorporation from Colorado to Nevada. The following is a summary of the provisions of the Colorado Business Corporation Act which specify the procedures to be followed by any shareholder who wishes to dissent and demand payment for his shares in the event of consummation of the Reincorporation Proposal. The provisions of the Colorado Business Corporation Act are set forth in their entirety in Attachment E attached to this proxy statement, and this summary is qualified by reference to these provisions.

We have furnished to shareholders in this proxy statement information with respect to the Reincorporation Proposal in order to enable shareholders to evaluate the Reincorporation Proposal and to determine whether or not to exercise dissenter’s rights. A shareholder may assert these rights only if the shareholder (a) sends, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and (b) not vote his or her shares in favor of the proposed corporate action. A shareholder who demands payment in accordance with this method retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed merger and has only the right to receive payment for the shares after the effective date of such corporate action.

Within ten days after the merger under the reincorporation is accomplished, we will send a dissenters’ notice to all shareholders who are entitled to demand payment, notifying them that:

The corporate action was authorized and stating the effective date or proposed effective date of the corporate action;

An address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

Information to holders of un-certificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

Supplying a form for demanding payment, which shall request an address for payment; and

Set the date by which we must receive the payment demand and certificates for certificated shares.

Dissenting shareholders must respond to our notice and comply with the Colorado Business Corporation Act as describe above in order to receive payment for their shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING DISSENTER’S RIGHTS

The following is a summary of important U.S. tax considerations of exercising dissenter’s rights. It addresses only Stockholders who exercise dissenter’s rights. It does not purport to be complete and does not address Stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the our common stock as part of a straddle, hedge, or conversion transaction, stockholders who hold our common stock as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of exercising dissenter’s rights.

- Page 13 -

This discussion of certain material U.S. federal income tax considerations is not tax advice. You are urged to consult your own tax advisor with respect to the particular U.S. federal income tax consequences to you of exercising dissenter’s rights, including any special considerations related to your particular situation, as well as the applicability and effect of any state, local, foreign or other tax laws and changes in any applicable tax laws.

For U.S. stockholders, exercising dissenter’s rights will result in capital gain or loss with respect to our capital stock, measured by the difference between the U.S. stockholder’s tax basis in our capital stock exchanged and the amount of cash received in the merger. If a U.S. stockholder acquired our capital stock by purchase, the U.S. stockholder’s adjusted tax basis in our capital stock will generally equal the amount the U.S. stockholder paid for the stock, less any returns of capital that the U.S. stockholder might have received with regard to the stock. In the case of a U.S. stockholder that holds multiple blocks of our capital stock (i.e., our capital stock acquired separately at different times and/or prices), gain or loss must be calculated and accounted for separately for each block.

RECOMMENDATION

The affirmative vote of a majority of the votes represented in person or by proxy at the annual meeting is required for the adoption of the proposed reincorporation from Colorado to Nevada. The Board of Directors recommends a vote for the proposed reincorporation from Colorado to Nevada, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

(PROPOSAL THREE)
PROPOSAL TO APPROVE CHANGING THE STATED VALUE OF THE COMPANY COMMON AND PREFERRED STOCK FROM"NO PAR VALUE" TO "PAR VALUE OF $0.001 PER SHARE

CHANGE OF STATED PAR VALUE

The Company is proposing to modify the Par Value of our stock to change from "No Par Value" to a stated Par Value for our Common and Preferred Stock of $0.001 per share. Par value is used to designate the lowest value for which the Company can sell its stock, and is used in valuing the common stock on the Company’s Balance Sheet. Par Value is often used by the Secretary of State in the state of incorporation as a convenient way of assessing filing fees and other charges against a corporation. The change to a stipulated par value for the Company (if approved by the stockholders) will result in a reclassification of charges on the Company balance sheet, shifting values within the "Shareholder’s Equity" category between the "Common Stock" line item and the "Additional Paid in Capital" line item. This reclassification will not affect the net value of the "Shareholder’s Equity" line item, and thus will not affect the overall Balance Sheet values. The change will not affect the Company’s Profit and Loss statement.

IMPACT OF PROPOSAL TO SHAREHOLDERS

There will be no material change to shareholders. The change will be reflected on any new new share certificates issued as part of the Reincorporation.

RECOMMENDATION

The affirmative vote of a majority of the votes represented in person or by proxy at the annual meeting is required for the adoption of the proposed change of the stated Par Value of our Common and Preferred Stock. The Board of Directors recommends a vote in favor of the change of stated Par Value, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

- Page 14 -

(PROPOSAL FOUR)
PROPOSAL TO AUTHORIZE THE COMPANY TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF FROM 2:1 TO 12:1, AS DETERMINED IN THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS , BUT SUCH AUTHORITY TO BE GRANTED ONLY IF PROP0SAL NO. 2 ABOVE - THE PROPOSAL TO REINCORPORATE THE COMPANY IN NEVADA - IS APPROVED BY THE STOCKHOLDERS

OVERVIEW

The Stockholders are being asked to approve a reverse stock split of our outstanding Common Stock in the range of from 2:1 to 12:1 (or more plainly stated, the range would be as low as from two existing shares to be exchanged for one new share, to as high as twelve existing shares to be exchanged for one new share), as determined in the sole discretion of the Board of Directors. The authority would be granted to the Board only if the proposal to reincorporate the Company in Nevada is approved by the stockholders, and the reverse (if any) would only take place following such reincorporation. The Board has adopted a resolution (i) declaring the advisability of a reverse stock split in the range of 2:1 to 12:1, subject to Stockholder approval, (ii) in connection therewith, a form of amendment to our Articles of Incorporation to effect such a reverse stock split, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect such a reverse stock split, without further approval or authorization of the Company’s stockholders, at any time on or prior to the date of the 2005 annual stockholder meeting. If the proposed Reverse Split is approved, our Board would have the discretion to elect, as it determines to be in the best interests of the Company and its Stockholders, to effect the Reverse Split at any exchange ratio within the range at any time before our 2005 annual stockholder meeting. The Board may elect not to implement the approved Reverse Split at its sole discretion. The Board believes that approval of a proposal granting this discretion to the Board provides the Board with appropriate flexibility to achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of the Company and its Stockholders.

THE PURPOSE FOR WHICH THE BOARD WOULD EFFECT THE REVERSE SPLIT

In order to attempt to proportionally raise the per share price of our common stock, the Board of Directors believes that it is in the best interests of our stockholders for the Board to obtain the authority to implement a reverse stock split. The Board believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board would carry out a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the stockholders at that time.

To accomplish the Reverse Split, we would file an amendment to the Articles of Incorporation with the appropriate Secretary of State. The form of amendment to the Articles of Incorporation to accomplish the proposed Reverse Split is attached to this Proxy Statement as Attachment D. The text of the amendment to the Restated Articles of Incorporation is subject to modification to include such changes as may be required by the laws of the state of domicile and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split. If the Board elects to implement the Reverse Split, the number of issued and outstanding shares of our Common Stock would be reduced in accordance with the selected exchange ratio for the Reverse Split. The number of authorized shares of the Common and Preferred Stock would remain unchanged. The Reverse Split would become effective upon filing the amendment to the Articles of Incorporation with the Secretary of State. No further action on the part of Stockholders would be required to either effect or abandon the Reverse Split. If the Board does not implement the reverse stock split prior to our 2005 annual stockholder meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed and abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

POTENTIAL EFFECTS OF THE PROPOSED REVERSE SPLIT

The immediate effect of the Reverse Split would be to reduce the number of shares of the outstanding Common Stock and to increase the trading price of such Common Stock. However, the effect of any effected Reverse Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Split or remain at an increased level for any period. Also, there is no assurance that a reverse stock split would not eventually lead to a decrease in the trading price of the Common Stock, that the trading price would remain above the thresholds required by the Over-The-Counter Bulletin Board or that we will be able to continue to meet the other continued listing requirements of the Over-The-Counter Bulletin Board. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

- Page 15 -

EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

If we implement the Reverse Split, the number of shares of our Common Stock held by each Stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Split by the selected exchange ratio, and then rounded up to the nearest whole share. The Reverse Split would not affect any Stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES

In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of our Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, proportionate adjustments will be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split. Also, the number of shares reserved for issuance under any existing employee stock option plans would be reduced proportionally based on the selected exchange ratio of the Reverse Split.

OTHER EFFECTS ON OUTSTANDING SHARES

If the Reverse Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the Reverse Split would be fully paid and non-assessable. The Reverse Split would result in some Stockholders owning "odd-lots" of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

AUTHORIZED SHARES OF COMMON STOCK

The Reverse Split, if implemented, would not change the number of authorized shares of the Common Stock as designated by the Articles of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase.

The additional shares of Common Stock that would become available for issuance if the Split is approved could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the Stockholders or in which the Stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the proposed Reverse Stock Split has been prompted by business and financial considerations, Stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Company management to deter or prevent a change in control of the Company. The Board has no plans to use any of the additional shares of Common Stock that would become available following the approval of the Reverse Split, if any, for any such purposes.

PROCEDURE FOR IMPLEMENTING THE PROPOSED REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If Stockholders approve the proposal to reincorporate the Company in Nevada, and approve the proposed amendment to the Certificate of Incorporation, the Board may elect whether or not to declare a Reverse Split at any time before our 2005 annual stockholders meeting. The Reverse Split would be implemented by filing the amendment to the Articles of Incorporation with the Nevada Secretary of State, and the Reverse Split would become effective on the date the filing is accepted by the Secretary of State.

- Page 16 -

As of the effective date of the Reverse Split, each certificate representing shares of our Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

If we elect to exchange share certificates, our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the effective date, Stockholders and holders of securities convertible into our Common Stock would be notified of the effectiveness of the Reverse Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a Stockholder until such Stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

ACCOUNTING CONSEQUENCES

The par value per share of our Common Stock would remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the selected exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

FRACTIONAL SHARES

We will not issue fractional shares in connection with the Reverse Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our Common Stock to Stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Split, any fractional shares which result from the Reverse Split will be rounded up to the next whole share.

NO APPRAISAL RIGHTS

Under Nevada General Corporation Law, shareholders are not entitled to appraisal rights with respect to the proposed amendment to the Articles of Incorporation to effect the Reverse Split.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The following is a summary of important U.S. tax considerations of the Reverse Split. It addresses only Stockholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address Stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split. Each stockholder is advised to consult a qualified tax advisor.

- Page 17 -

The proposed Reverse Split is intended as a "reorganization" within the meaning of Section 368 of the Code. Assuming the Reverse Split qualifies as a reorganization, a Stockholder generally will not recognize gain or loss on the Reverse Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Split shares received will include the holding period of the pre-Reverse Split shares exchanged. The rounding up in respect of fractional shares will not result in a taxable event to a Stockholder; however, there will be an adjustment to the Stockholder’s basis equal to the fractional share times the market value on the date of issuance. No gain or loss will be recognized by us as a result of the Reverse Split.

The amendment to the Articles of Incorporation is attached as Attachment D to this proxy statement. However, this proposal is not dependent on shareholders approving our reincorporation from Colorado to Nevada. If this Proposal Four is approved by shareholders, but our reincorporation to Nevada is not approved by shareholders, we intend to amend our current Restated Articles of Incorporation filed in Colorado to reflect the Reverse Split.

RECOMMENDATION

This Proposal will be subject to approval by the Stockholders of Proposal Two, to reincorporate the Company in Nevada and the Board will only have authority to declare the reverse split (if any) after reincorporation in Nevada has taken place. In addition, the affirmative vote of a majority of the votes represented in person or by proxy at the annual meeting is required for the adoption of the proposed amendment to the Articles of Incorporation to authorize us to effect a reverse stock split of our Common Stock in the range of 2:1 to 12:1, as determined in the sole discretion of the our Board of Directors. The Board of Directors recommends a vote for the proposed amendment to the Articles of Incorporation, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

SHAREHOLDER PROPOSALS

Proposals of Stockholders intended to be presented at the 2005 Annual Meeting of Stockholders and included in our proxy statement and proxy for such Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received at our principal executive offices not later than August 25, 2005 for inclusion in the proxy statement for that meeting.

- Page 18 -

PROXY CARD
FORCE PROTECTION, INC.
Annual Meeting of Shareholders to be held Thursday, December 30, 2004

The undersigned hereby appoints R. Scott Ervin and Tom Thebes, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Sulphco, Inc., a Nevada Corporation, held of record by the undersigned on October 15, 2004, at the Annual Meeting of Shareholders to be held at 9801 Highway 78, Bldg #2, Ladson, SC at 10:00 a.m. Eastern Standard Time on December 30, 2004, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, and 4 and in the discretion of the proxy as to such other matters as may properly come before the meeting.

1.	ELECTION OF DIRECTORS:						FOR	WITHELD
	Nominees:	R. Scott Ervin					☐	☐
		Frank Kavanaugh					☐	☐
		Gale Aguilar					☐	☐

☐ FOR ALL nominees
☐ WITHOLD ALL nominees listed

2.	APPROVAL OF COMPANY’S REINCORPORATION FROM COLORADO TO NEVADA.

		☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	APPROVAL TO CHANGE THE PAR VALUE OF THE COMPANY STOCK FROM "NO PAR VALUE" TO $0.001 PER SHARE.

		☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	APPROVAL TO AUTHORIZE A REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS.
REVERSE SPLIT IN THE RANGE OF 2:1 TO 12:1 AT ANY POINT PRIOR TO THE 2005 SHAREHOLDER MEETING.
BUT ONLY IF STOCKHOLDERS APPROVE THE PROPOSAL TO REINCORPORATE IN NEVADA

		☐	FOR	☐	AGAINST	☐	ABSTAIN

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF

ADDRESS LABEL

Please sign exactly as name appears on stock certificate (as appears on address label affixed hereto). All joinT owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

					DATED:		____________	, 2004

					(Signature of Shareholder)		__________________________________________________________

					(Signature if held jointly)		__________________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

- Page 19 -